UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2007

MELT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-109990

(Commission File Number)

47-0925451

(IRS Employer Identification No.)

22912 Mill Creek Dr., Suite D, Laguna Hills, CA 92653

(Address of principal executive offices and Zip Code)

949-707-0456

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 30, 2007 we entered into an agreement with Money For Gelato, Inc., wherein Money For Gelato has agreed to loan our company $400,000 plus interest of prime plus 3%.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the agreement between our company and Money For Gelato, Inc. dated July 30, 2007, all or any portion of the amounts due under the agreement, which matures on July 30, 2012, may be converted at any time, after July 30, 2008, at the option of the holder, into restricted common shares of our company pursuant to the following conversion terms:

Months 13 – 24	$0.55 per share
Months 25 – 36	$0.80 per share
Months 37 – 48	$1.15 per share
Months 49 – 60	$1.50 per share

The issuance of the convertible note and the securities issuable upon conversion of the convertible note was made pursuant the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits
10.1	Agreement dated July 30, 2007 with Money For Gelato, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELT, INC.

/s/ Clive Barwin

Clive Barwin, President

Date: August 9, 2007